As filed with the Securities and Exchange Commission on June 4, 2009 .
Registration No. 333-158924

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ROYAL STYLE DESIGN, INC.
(Exact name of Registrant as specified in its charter)

Florida	1700	74-3184267
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2561 Forsythe Road, Unit D
Orlando, FL 32807
(407) 758-6801
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Nikolay Lobachev
Chief Executive Officer
Royal Style Design, Inc.
2561 Forsythe Road, Unit D
Orlando, FL 32807
(407) 758-6801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Michael Paige
Jackson & Campbell, P.C.
1120 20th Street, NW, South Tower
Washington, DC 20036
(202) 457-1600

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by checkmark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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EXPLANATORY NOTE

 THIS AMENDMENT NO. 2 AMENDS THIS REGISTRATION STATEMENT OF ROYAL STYLE DESIGN, INC. TO CORRECT AN INADVERTENT ERROR IN THE LEGAL OPINION FILED AS EXHIBIT 5.2 TO AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (“AMENDMENT NO. 1”). IN ORDER TO PRESERVE THE NATURE AND CHARACTER OF THE DISCLOSURES SET FORTH IN AMENDMENT NO. 1 AS OF JUNE 2, 2009, THE DATE ON WHICH AMENDMENT NO. 1 WAS FILED, NO ATTEMPT EXCEPT AS DESCRIBED ABOVE HAS BEEN MADE IN THIS AMENDMENT NO. 2 TO MODIFY OR UPDATE DISCLOSURES.

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			Principal	Total Offering Price/
Date	Title and Amount (1)	Purchaser	Underwriter	Underwriting Discounts

July 10, 2006	3,000,000 shares of common stock	Three original founding shareholders of the Company	NA	$.30/NA
October 9, 2008	1,500,000 shares of common stock	Three founding shareholders of the Company (2)	NA	$1,500/NA
April 29, 2009	2,000,000 shares of common stock	Private Investors	NA	$100,000/NA

(1)
The Articles of Incorporation of the Company as originally filed on July 7, 2006 provided for authorized capital stock of 100 shares of common stock, par value $.10 per shares.  On July 10, 2006, the Company issued one share of common stock to each of the three founding stockholders.  Effective October 9, 2008, the Company amended its articles of incorporation to increase the number of authorized common stock to 100,000,000 shares of common stock, par value $.001 per share; to authorize a new class of preferred stock, par value $.001 per share; and to change each of the three outstanding shares of common stock, par value $.10 per share, into 1,000,000 shares of common stock, par value $.001 per share.

Item 16.    Exhibits

Exhibit No.	Description
3.1
Articles of Incorporation, filed July 7, 2006. (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 10, filed on December 10, 2008 with the Securities and Exchange Commission.)

3.1a
Amendment to Articles of Incorporation, filed October 9, 2008. (Incorporated by reference to Exhibit 3.1a to the Company’s Registration Statement on Form 10, filed on December 10, 2008 with the Securities and Exchange Commission.)

3.2	By-Laws. (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 10, filed on December 10, 2008 with the Securities and Exchange Commission.)
5.1	Opinion of Michael Paige PLLC. (Incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1, filed on April 30, 2009 with the Securities and Exchange Commission.)
5.2	Opinion of Guy K. Stewart, Esq., filed herewith.
10.1	Form of Customer Estimate. (Incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form 10, filed on December 10, 2008 with the Securities and Exchange Commission.)
10.2
Lease Agreement dated September 1, 2008, between the Company and Marlon Industrial Park. (Incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form 10, filed on December 10, 2008 with the Securities and Exchange Commission.)

23
Consent of Independent Registered Public Accounting Firm . (Incorporated by reference to Exhibit 23 to Amendment No.1 to the Company’s Registration Statement on Form S-1, filed on June 2, 2009 with the Securities and Exchange Commission.)

Item 17.    Undertakings

The undersigned Registrant hereunder undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on June 4 , 2009.

ROYAL STYLE DESIGN, INC.

By:	/s/ Nikolay Lobachev
Nikolay Lobachev President and Chief Executive Officer
By:	/s/ Ivan Sorokoumov
Ivan Sorokoumov Chief Financial and Accounting Officer

        Pursuant to the requirements of the Securities Act of 1933, this Form S-1 has been signed by the following persons in the capacities indicated on June 4 , 2009.

Name	Title

/s/ Nikolay Lobachev
Nikolay Lobachev	President, Chief Executive Officer and Director

/s/ Ivan Sorokoumov
Ivan Sorokoumov	Chief Financial and Accounting Officer and Director

/s/ Dmitry Terikov
Dmitry Terikov	Chief Operating Officer, Secretary and Director

EXHIBIT INDEX
Exhibit No.	Description
5.2	Opinion of Guy K. Stewart, Esq.

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